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                                                                    EXHIBIT 10.2

                             BELL MICROPRODUCTS INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           BENEFIT FOR W. DONALD BELL
                              AS OF AUGUST 3, 2005

As of August 3, 2005, the independent directors of the Board of Directors determined that $450,000 would be the annual benefit under the Bell Microproducts Inc. Supplemental Executive Retirement Plan dated July 1, 2002 for
W. Donald Bell, President and Chief Executive Officer of the Company.